Exhibit 99.1

For Immediate Release:

FELCOR’S SECOND QUARTER FFO RESULTS
EXCEED ESTIMATES

     IRVING, Texas...July 28, 2004 — FelCor Lodging Trust Incorporated (NYSE: FCH), the nation’s second largest hotel real estate investment trust (REIT), today reported operating results for the second quarter and six months ended June 30, 2004.

Second Quarter Results:

     FelCor’s second quarter results reflect improving hotel industry fundamentals. FelCor had seven consecutive months of hotel portfolio revenue per available room (“RevPAR”) increases and had its first quarterly increase in average daily rate (“ADR”) since the first quarter of 2001.

     FelCor’s second quarter revenues were $330 million, which reflects an increase of $28 million, or 9.1 percent, compared to the second quarter in 2003. The increase was primarily related to a 7.3 percent increase in its hotel portfolio RevPAR. For the quarter, occupancy increased 5.5 percent, to 68.6 percent, and ADR increased 1.7 percent, to $97.78, compared to the same quarter of 2003.

     The operating margin for FelCor’s hotels during the second quarter 2004 was 30.7 percent, which represents a 170 basis point decrease, compared to the same period in 2003. The deterioration in margins largely resulted from the 5.5 percent increase in occupancy with only a 1.7 percent increase in ADR, coupled with increases in labor related costs, compared to the second quarter of 2003.

     FelCor’s net loss applicable to common stockholders for the second quarter of 2004 was $41 million, or a net loss of $0.69 per share. This is compared to the prior year second quarter net loss of $27 million, or $0.46 per share. Second quarter 2004 Funds From Operations (“FFO”) was a loss of $9 million, or $0.15 per share. FFO for the same period last year was $12 million, or $0.19 per share. Second quarter 2004 Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) totaled $42 million, compared to $63 million in the second quarter of 2003.

     Results of operations for the second quarter of 2004 include a net $31 million ($0.50 per share) of costs associated with the early retirement of $500 million of senior notes. Results of operations for the second quarter of 2003 included $10 million ($0.17 per share) of expenses related to impairment losses, the charge-off of deferred financing costs, net of gain on early extinguishment of debt. Second quarter of 2003 also included $3 million of EBITDA related to hotels that were sold in 2003.

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FelCor Lodging Trust Second Quarter 2004 Operating Results
July 28, 2004

     In accordance with the Securities and Exchange Commission’s (SEC) guidance on non-GAAP financial measures, FFO and EBITDA have not been adjusted to add back the costs associated with the early retirement of senior notes, impairment charges and the charge-off of deferred debt costs. Accompanying this press release is a discussion of the non-GAAP financial measures, FFO and EBITDA, and a reconciliation of these measures to the Company’s net loss.

     The second quarter 2004 operating results (before the expenses related to the early retirement of senior notes) were consistent with the high end of FelCor’s previously provided EBITDA guidance of $73 million, and exceeded the high end of its FFO guidance of $0.34 per share by $0.01.

     Consistent with FelCor’s objectives to reduce its outstanding debt, reduce its interest expense and extend the maturities of its debt, FelCor completed the following capital transactions since March 31, 2004:

•	Issued 4.6 million shares of its $1.95 Series A Convertible Preferred Stock at a yield of 8.375%, realizing net proceeds of $105 million;

•	Issued $290 million of its Senior Floating Rate Notes due 2011 at a yield of LIBOR + 4.25% ($115 million of which was issued after June 30, 2004);

•	Borrowed $194 million under its Secured Debt Facility ($25 million of which was borrowed after June 30, 2004) and cancelled the balance of the facility, effective July 28, 2004;

•	$107 million borrowed under the facility has been converted into nine separate fixed rate CMBS loans, bearing interest at an average rate of 6.5%;

•	$87 million borrowed under the facility has been converted into a cross-collateralized floating rate CMBS loan, bearing interest at LIBOR plus 2.11%;

•	Purchased, pursuant to tender offers and in the open market, a total of $440 million of its 9.5% Senior Notes due 2008 that, at retirement, bore interest at the rate of 10% per year ($115 million of which was purchased after June 30, 2004);

•	Redeemed all $175 million of its 7.375% Senior Notes due October 2004; and

•	Terminated $400 million of fixed-to-floating interest rate swaps.

Six Months Results:

     For the six months ended June 30, 2004, FelCor’s revenues were $636 million, which reflected an increase of 8.8 percent, compared to the same period in 2003. The increase in revenue principally resulted from a 5.8 percent increase in RevPAR.

     The operating margin for FelCor’s hotels during the six months ended June 30, 2004, was 29.9 percent, which reflects a 130 basis point decrease, compared to the same period in 2003. The deterioration in margins principally resulted from the 5.3 percent increase in occupancy with only a 0.5% increase in ADR, coupled with increases in labor related costs, compared to the same period in 2003.

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FelCor Lodging Trust Second Quarter 2004 Operating Results
July 28, 2004

     FelCor’s net loss applicable to common stockholders for the six months ended June 30, 2004, was $68 million, or a net loss per share of $1.15. This is compared to the prior year net loss of $55 million, or $0.93 per share. FFO for the six months ended June 30, 2004, was a loss of $1 million, or $0.02 per share. FFO for the same period last year was $21 million, or $0.34 per share. EBITDA for the six months ended June 30, 2004, totaled $101 million, compared to $123 million in the same period of 2003.

     FelCor’s results of operations for the six months ended June 30, 2004, include $31 million ($0.51 per share) of costs primarily related to the early retirement of $500 million of its senior notes. Results of operations for the six months ended June 30, 2003, included $9 million ($0.15 per share) of expenses related to impairment losses, the charge-off of deferred financing costs, net of gain on early extinguishment of debt. During the first six months of 2003, operating results included $5 million of EBITDA related to hotels that were sold in 2003.

     In accordance with the SEC’s guidance on non-GAAP financial measures, FFO and EBITDA have not been adjusted to add back the costs associated with the early retirement of senior notes, impairment charges, the charge-off of deferred debt costs or income from the early retirement of debt.

     “The economy continues to improve and ADR is on the upswing,” said Thomas J. Corcoran, Jr., FelCor’s President and CEO. “With the occupancy gains for the last four quarters, our hotels are gaining confidence in their ability to drive ADR. We experienced growth in second quarter ADR, the first quarterly ADR growth in three years. With the increase in ADR in the second quarter, in June we saw improvement in operating margins over the prior year period – the first time since December of 2002. The lodging industry is well into a recovery and we expect the second half of the year will continue to reflect these overall improving trends.”

Capital Structure:

     At June 30, 2004, FelCor had $1.9 billion of debt outstanding, with a weighted average life of five years. As of July 28, FelCor had approximately $160 million in cash and cash equivalents. FelCor has no significant remaining debt maturities (other than those that may be extended at FelCor’s option) until 2007, when $125 million of its senior notes mature. The capital transactions completed through July 2004 have reduced FelCor’s debt by $131 million, reduced its average cost of debt from 7.82% to 7.35%, and extended the average maturity of its debt by approximately one year.

     “We have continued to strengthen FelCor’s financial position by reducing the amount and cost of our debt, as well as extending the length of our maturities,” said Andrew J. Welch, FelCor’s Senior Vice President and Treasurer. “We will continue to reduce debt with proceeds from asset sales and opportunistically access the capital markets to further lower our cost of capital and increase our financial flexibility.”

Other Highlights:

     FelCor has declared the second quarter dividend on each of its $1.95 Series A Cumulative Convertible Preferred Stock and its 9% Series B Cumulative Redeemable Preferred Stock.

     FelCor currently has 26 remaining non-strategic hotels identified for sale, with expected proceeds of approximately $200 million over the next 18 months. During 2004, through July 28, FelCor has sold eight hotels for proceeds of $46 million, including three hotels for $13 million during the second quarter and one hotel for $3 million during July. For the remainder of 2004, proceeds from the sale of non-strategic hotels are currently estimated to be approximately $80 million.

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FelCor Lodging Trust Second Quarter 2004 Operating Results
July 28, 2004

2004 Guidance:

     Current estimates for the third quarter and full year 2004 operating results, exclusive of future capital transactions, are as follows:

	Third	Full Year
	Quarter	2004
FFO per share	$0.27 to $0.31	$0.34 to $0.41
EBITDA	$65 to $67 million	$218 to $223 million
Net loss per share	$0.25 to $0.22	$1.85 to $1.77
RevPAR	4% to 6%	5% to 6%

     Included in third quarter and full year guidance is an expected $8 million gain related to FelCor’s 50% joint venture share of the Margate residential condominium project in Myrtle Beach, South Carolina.

     Included in Net Loss, FFO and EBITDA guidance are the following (in millions, except per share data):

	Third Quarter 2004		Full Year 2004
		Per Share		Per Share
	Dollars	Amount	Dollars	Amount
Loss on extinguishment of debt	$8		$36
Charge-off of debt costs	1		5
Gain on swap termination	—		(1)

Total	$9	$0.14	$40	$0.64

     During the first 27 days of July, total portfolio RevPAR increased 4.9 percent, occupancy increased 2.6 percent and ADR increased 2.2 percent, compared to the same period in 2003.

     FelCor currently anticipates its 2004 total capital expenditures to be in the range of $75 to $100 million with $34 million having been spent through June 30, 2004.

     FelCor has published its Second Quarter 2004 Supplemental Information, which provides additional corporate data, financial highlights and portfolio statistical data for the quarter and six months ended June 30, 2004. Investors are encouraged to access the Supplemental Information on FelCor’s Web site at www.felcor.com, on its Investor Relations page in the “Financial Reports” section. The Supplemental Information also will be furnished upon request. Requests may be made by e-mail to information@felcor.com or by writing to the Vice President of Investor Relations, FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas, 75062.

     FelCor invites you to listen to its second quarter 2004 conference call on Thursday, July 29, 2004, at 10:00 a.m. (Central Daylight Time). The conference call will be webcast simultaneously on FelCor’s Web site at www.felcor.com. Interested investors and other parties who wish to access the call should go to FelCor’s Web site and click on the conference call microphone icon on either the “Investor Relations” or “FelCor News” pages. A phone replay will be available from Thursday, July 29, 2004, at 12:00 noon, through Friday, August 27, 2004, at 7:00 p.m. (Central Daylight Time), by dialing 416-695-6012 (access code 9365). A recording of the call also will be archived and available at www.felcor.com.

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FelCor Lodging Trust Second Quarter 2004 Operating Results
July 28, 2004

     FelCor is the nation’s second largest lodging REIT and the nation’s largest owner of full service, all-suite hotels. FelCor’s consolidated portfolio of continuing operations is comprised of 152 hotels, located in 33 states and Canada. FelCor owns 71 upscale, all-suite hotels, and is the largest owner of Embassy Suites® and Doubletree Guest Suites® hotels. FelCor’s portfolio also includes 71 hotels in the upscale and full service segments. FelCor has a current market capitalization of approximately $3.0 billion. Additional information can be found on FelCor’s Web site at www.felcor.com.

     With the exception of historical information, the matters discussed in this release include “forward looking statements” within the meaning of the federal securities laws. Forward looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those currently anticipated. General economic conditions, including the continuation and magnitude of the current recovery in the economy, the realization of anticipated job growth, the impact of U.S. military involvement in the Middle East and elsewhere, future acts of terrorism, the impact on the travel industry of increased security precautions, the availability of capital, the ability to effect sales of non-strategic hotels at anticipated prices, and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

Contact:
Thomas J. Corcoran, Jr., President and CEO	(972) 444-4901	tcorcoran@felcor.com
Andrew J. Welch, Senior Vice President and Treasurer	(972) 444-4982	awelch@felcor.com
Monica L. Hildebrand, Vice President of Communications	(972) 444-4917	mhildebrand@felcor.com
Stephen A. Schafer, Vice President of Investor Relations	(972) 444-4912	sschafer@felcor.com

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FelCor Lodging Trust Second Quarter 2004 Operating Results
July 28, 2004

Results of Operations
(in thousands, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2004	2003	2004	2003
Revenues:
Hotel operating revenue:
Room	$260,699	$238,347	$504,218	$462,613
Food and beverage	51,875	47,553	98,455	90,637
Other operating departments	16,992	16,043	33,177	31,008
Retail space rental and other revenue	180	236	425	618

Total revenues	329,746	302,179	636,275	584,876

Expenses:
Hotel departmental expenses:
Room	69,322	60,801	134,285	118,354
Food and beverage	40,674	36,511	78,143	71,031
Other operating departments	8,698	7,175	16,879	13,936
Other property related costs	92,549	84,355	183,841	168,048
Management and franchise fees	17,184	15,347	32,751	30,398
Taxes, insurance and lease expense	30,967	31,254	62,154	61,534
Corporate expenses	4,393	3,737	7,779	7,160
Depreciation	30,148	34,317	60,797	67,993

Total operating expenses	293,935	273,497	576,629	538,454

Operating income	35,811	28,682	59,646	46,422
Interest expense, net	(39,737)	(41,007)	(80,857)	(80,826)
Charge off of debt related costs	(3,944)	(2,834)	(4,174)	(2,834)
Loss on early extinguishment of debt	(28,246)	—	(28,246)	—
Gain on swap termination	1,005	—	1,005	—

Loss before equity in income from unconsolidated entities, minority interests and gain on sale of assets	(35,111)	(15,159)	(52,626)	(37,238)
Equity in income from unconsolidated entities.	2,691	726	3,673	578
Gain on sale of assets	—	153	—	153
Minority interests	2,312	1,384	3,381	2,511

Loss from continuing operations	(30,108)	(12,896)	(45,572)	(33,996)
Discontinued operations	(1,565)	(7,307)	(6,800)	(7,298)

Net loss	(31,673)	(20,203)	(52,372)	(41,294)
Preferred dividends	(8,970)	(6,728)	(15,696)	(13,454)

Net loss applicable to common stockholders	$(40,643)	$(26,931)	$(68,068)	$(54,748)

Basic and diluted per common share data:
Net loss from continuing operations	$(0.66)	$(0.34)	$(1.04)	$(0.81)

Net loss	$(0.69)	$(0.46)	$(1.15)	$(0.93)

Weighted average common shares outstanding	58,950	58,591	58,952	58,562

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FelCor Lodging Trust Second Quarter 2004 Operating Results
July 28, 2004

Reconciliation of Net Loss to FFO
(in thousands, except per share data)

	Three Months Ended June 30,
	2004			2003
			Per Share			Per Share
	Dollars	Shares	Amount	Dollars	Shares	Amount
Net loss	$(31,673)			$(20,203)
Preferred dividends	(8,970)			(6,728)

Net loss applicable to common stockholders	$(40,643)	58,950	$(0.69)	$(26,931)	58,591	(0.46)
Depreciation from continuing operations	30,148	—	0.51	34,317	—	0.59
Depreciation from unconsolidated entities and discontinued operations	1,870	—	0.03	5,609	—	0.10
Loss on sale of assets	1,214	—	0.02	330	—	0.01
Minority interest in FelCor LP	(2,078)	3,033	(0.02)	(1,493)	3,254	(0.05)
Conversion of options and unvested restricted stock	—	—	—	—	309	—

FFO	$(9,489)	61,983	$(0.15)	$11,832	62,154	$0.19

	Six Months Ended June 30,
	2004			2003
			Per Share			Per Share
	Dollars	Shares	Amount	Dollars	Shares	Amount
Net loss	$(52,372)			$(41,294)
Preferred dividends	(15,696)			(13,454)

Net loss applicable to common stockholders	$(68,068)	58,952	$(1.15)	$(54,748)	58,562	$(0.93)
Depreciation from continuing operations	60,797	—	1.03	67,993	—	1.16
Depreciation from unconsolidated entities and discontinued operations	3,888	—	0.07	10,899	—	0.19
Loss on sale of assets	941	—	0.02	330	—	0.01
Lease termination costs(a)	4,900	—	0.08		—
Minority interest in FelCor LP	(3,485)	3,033	(0.07)	(3,050)	3,271	(0.09)
Conversion of options and unvested restricted stock	—	—	—	—	309	—

FFO	$(1,027)	61,985	$(0.02)	$21,424	62,142	$0.34

(a)	FelCor considers this lease termination cost, which was associated with the early termination of a lease as part of the overall settlement of a lease dispute, to be unusual or non-recurring in accordance with Item 10 of Regulation S-K.

Consistent with SEC guidance, FFO has not been adjusted for the following amounts included in net loss (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Charge off of deferred debt costs	$3,944	$2,834	$4,174	$2,834
Loss (gain) on early extinguishment of debt	28,246	(307)	28,246	(1,260)
Gain on swap termination	(1,005)	—	(1,005)	—
Impairment losses	—	7,824	—	7,824

	$31,185	$10,351	$31,415	$9,398

Per share amounts	$0.50	$0.17	$0.51	$0.15

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FelCor Lodging Trust Second Quarter 2004 Operating Results
July 28, 2004

Reconciliation of Net Loss to EBITDA
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Net loss	$(31,673)	$(20,203)	$(52,372)	$(41,294)
Depreciation from continuing operations	30,148	34,317	60,797	67,993
Depreciation from unconsolidated entities and discontinued operations	1,870	5,609	3,888	10,899
Loss on sale of assets	1,214	330	941	330
Minority interest in FelCor Lodging LP	(2,078)	(1,493)	(3,485)	(3,050)
Lease termination costs(a)	—	—	4,900	—
Interest expense	40,334	41,561	82,178	81,751
Interest expense from unconsolidated entities and discontinued operations	1,407	2,296	2,727	5,073
Amortization expense	519	564	1,022	1,080

EBITDA	$41,741	$62,981	$100,596	$122,782

(a)	FelCor considers this lease termination cost, associated with the early termination of a lease, to be unusual or non-recurring in accordance with Item 10 of Regulation S-K.

Consistent with SEC guidance, EBITDA has not been adjusted for the following amounts included in net loss (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Charge off of deferred debt costs	$3,944	$2,834	$4,174	$2,834
Loss (gain) on early extinguishment of debt	28,246	(307)	28,246	(1,260)
Gain on swap termination	(1,005)	—	(1,005)	—
Impairment losses	—	7,824	—	7,824

	$31,185	$10,351	$31,415	$9,398

     Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminish predictably over time. Since real estate values, instead, have historically risen or fallen with market conditions, most industry investors consider supplemental measurements of performance to be helpful in evaluating a real estate company’s operations. FelCor considers Funds From Operations, or FFO, and Earnings Before Interest, Taxes, Depreciation and Amortization, or EBITDA, to be supplemental measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income as a measure of the Company’s operating performance.

     The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income or loss (computed in accordance with generally accepted accounting principles), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. FFO and EBITDA are not measures of operating performance under generally accepted accounting principles in the U.S., or GAAP. However, FelCor believes that FFO and EBITDA are helpful to management and investors as supplemental measures of the performance of an equity REIT. FelCor computes FFO in accordance with the standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than FelCor does.

     FFO and EBITDA should not be considered as alternatives to net income, operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. Neither should FFO, FFO per share or EBITDA be considered as measures of our liquidity or indicative of funds available for our cash needs, including our ability to make cash distributions. FFO per share does not measure, and should not be used as a measure of, amounts that accrue directly to the benefit of stockholders.

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FelCor Lodging Trust Second Quarter 2004 Operating Results
July 28, 2004

Hotel Operating Profit
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Total revenue	$329,746	$302,179	$636,275	$584,876
Retail space rental and other revenue	(180)	(236)	(425)	(618)

Hotel revenue	329,566	301,943	635,850	584,258
Hotel operating expenses	(228,427)	(204,189)	(445,899)	(401,767)

Hotel operating profit	$101,139	$97,754	$189,951	$182,491

Operating margin	30.7%	32.4%	29.9%	31.2%
Corporate expenses	4,393	3,737	7,779	7,160
Corporate expenses as a percentage of total revenues	1.3%	1.2%	1.2%	1.2%

Hotel Operating Expense Composition
(dollars in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2004		2003		2004		2003
		% of Hotel		% of Hotel		% of Hotel		% of Hotel
		Revenue		Revenue		Revenue		Revenue
Hotel departmental expenses:
Room	$69,322	21.0%	$60,801	20.1%	$134,285	21.1%	$118,354	20.2%
Food and beverage	40,674	12.4	36,511	12.1	78,143	12.3	71,031	12.2
Other operating departments	8,698	2.6	7,175	2.4	16,879	2.7	13,936	2.4

Total hotel departmental expenses	118,694	36.0	104,487	34.6	229,307	36.1	203,321	34.8

Other property related costs:
Administrative and general	30,715	9.3	28,167	9.3	60,577	9.5	56,678	9.7
Marketing and advertising	28,361	8.6	25,371	8.4	55,594	8.8	50,101	8.6
Repairs and maintenance	17,901	5.5	16,164	5.3	35,813	5.6	32,276	5.5
Energy	15,572	4.7	14,653	4.9	31,857	5.0	28,993	5.0

Total other property related costs	92,549	28.1	84,355	27.9	183,841	28.9	168,048	28.8
Management and franchise fees	17,184	5.2	15,347	5.1	32,751	5.1	30,398	5.2

Hotel operating expenses	$228,427	69.3%	$204,189	67.6%	$445,899	70.1%	$401,767	68.8%

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2004	2003	2004	2003
Supplemental information:
Compensation and benefits expense (included in hotel operating expenses)	$107,963	$96,649	$210,722	$191,018

Reconciliation of total operating expenses to hotel operating expenses:
Total operating expenses	$293,935	$273,497	$576,629	$538,454
Taxes, insurance and lease expense	(30,967)	(31,254)	(62,154)	(61,534)
Corporate expenses	(4,393)	(3,737)	(7,779)	(7,160)
Depreciation	(30,148)	(34,317)	(60,797)	(67,993)

Hotel operating expenses	$228,427	$204,189	$445,899	$401,767

     Hotel operating profit and operating margin are commonly recognized non-GAAP measures of performance that we utilize to measure the relative performance of our individual hotels and groups of hotels and give investors a more complete understanding of the operating results over which FelCor’s individual hotels and operating managers have direct control. FelCor believes that hotel operating profit and operating margin are useful to investors by providing greater transparency with respect to significant measures used by management in its financial and operational decision-making.

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FelCor Lodging Trust Second Quarter 2004 Operating Results
July 28, 2004

Selected Balance Sheet Data
(in thousands)

	June 30,	December 31,
	2004	2003
Investment in hotels	$4,020,894	$3,989,964
Accumulated depreciation	(936,781)	(886,168)

Investments in hotels, net of accumulated depreciation	$3,084,113	$3,103,796

Total cash and cash equivalents	$148,146	$246,036
Total assets	3,460,802	3,590,893
Total debt	1,872,795	2,037,355
Total stockholders’ equity	$1,333,138	$1,296,272

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FelCor Lodging Trust Second Quarter 2004 Operating Results
July 28, 2004

Reconciliation of Estimated Net Loss to FFO and EBITDA
(in millions, except per share data)

	Third Quarter 2004 Guidance
	Low Guidance		High Guidance
		Per Share		Per Share
	Dollars	Amount(a)	Dollars	Amount(a)
Net loss	$(6)		$(4)
Preferred dividends	(9)		(9)

Net loss applicable to common stockholders	(15)	$(0.25)	(13)	$(0.22)
Depreciation	31		31
Minority interest in FelCor LP	1		1

FFO(b)	$17	$0.27	$19	$0.31

Net loss	$(6)		$(4)
Depreciation	31		31
Interest expense	38		38
Amortization expense	1		1
Minority interest in FelCor LP	1		1

EBITDA(b)	$65		$67

	Full Year 2004 Guidance
	Low Guidance		High Guidance
		Per Share		Per Share
	Dollars	Amount(a)	Dollars	Amount(a)
Net loss(b)	$(75)		$(70)
Preferred dividends	(34)		(34)

Net loss applicable to common stockholders	(109)	$(1.85)	(104)	$(1.77)
Lease termination costs	5		5
Depreciation	129		129
Minority interest in FelCor LP	(4)		(4)

FFO(b)	$21	$0.34	$26	$0.41

Net loss	$(75)		$(70)
Lease termination costs	5		5
Depreciation	129		129
Interest expense	161		161
Amortization expense	2		2
Minority interest in FelCor LP	(4)		(4)

EBITDA(b)	$218		$223

(a)	Weighted average shares of 58.9 million, plus minority interest and unvested restricted stock of 3.4 million, provide the 62.3 million weighted average shares and units, used to compute FFO per share.

(b)	Included in Net Loss, FFO and EBITDA guidance are the following:

	Third Quarter 2004		Full Year 2004
		Per Share		Per Share
	Dollars	Amount	Dollars	Amount
Loss on extinguishment of debt	$8		$36
Charge-off of debt costs	1		5
Gain on swap termination	—		(1)

Total	$9	$0.14	$40	$0.64

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